                                                                   EXHIBIT 10.25

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                                    NALCO LLC

                            DATED AS OF MAY 17, 2004

     This LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") dated as of May 17, 2004 (the "Effective Date") concerning Nalco LLC (the "Company"), a Delaware limited liability company, is entered into by and among the Sponsor
Members (as defined herein), the Investor Members (as defined herein), and the
Management Members (as defined herein).

                                    RECITALS

     WHEREAS, the Company was originally formed on May 3, 2004, as a limited liability company pursuant to the Act by filing a Certificate of Formation of the Company (as it may be amended or modified from time to time, the
"Certificate") with the office of the Secretary of State of the State of
Delaware.

     WHEREAS, Nalco Holdings LLC, a Delaware limited liability company and an indirect subsidiary of the Company ("Nalco Holdings"), pursuant to a Stock
Purchase Agreement dated as of August 31, 2003 among Nalco Holdings, Leo Holding
Company and Nalco International S.A.S. acquired Ondeo Nalco Company ("Nalco")
and certain subsidiaries of Nalco International S.A.S. (together with Nalco, the
"Acquired Business").

     WHEREAS, Nalco Investment Holdings LLC, a Delaware limited liability company and an indirect subsidiary of the Company ("NIH"), was formerly directly owned by certain of the Members.

     WHEREAS, the Members (as defined herein) wish to provide for the organization and governance of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I

                                  ORGANIZATION

     Section 1.01. Certificate. The Certificate has been prepared, executed and filed by an authorized person within the meaning of the Act, in the Office of the Secretary of State of the State of Delaware. The rights and obligations of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     Section 1.02. Name. In accordance with, and subject to the provision of this Agreement, the name of the Company shall be "Nalco LLC" and the Company may conduct business under that name or any other name hereafter approved by the
Board. Each Officer is considered an authorized person within the meaning of the
Act who may execute, deliver, and file any amendment and/or restatement of the
Certificate as necessary to change the name of the Company consistent with the provisions of this Section 1.02.

     Section 1.03. Term. The term of the Company commenced as of the date of the filing of the Certificate. The term of the Company shall continue until the
Company is dissolved

in accordance with the provisions of Article VIII hereof. The existence of the
Company as a separate legal entity shall continue until the cancellation of the
Certificate as provided in the Act.

     Section 1.04. Office and Agent. The principal place of business of the
Company shall be such place or places as the Board may determine from time to time. The registered agent and office in the State of Delaware shall be The
Corporation Trust Company, Corporation Trust Center, 1209 Orange Street,
Wilmington, Delaware or as hereafter determined by the Board in accordance with the Act.

     Section 1.05. Qualification in Other Jurisdictions. The Officers shall cause the Company to be qualified or registered under foreign entity or assumed or fictitious name statutes or similar laws in any jurisdiction in which the
Company owns property or transacts business to the extent such qualification or registration is necessary or advisable in order to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business. In connection with the foregoing, any Officer, acting alone, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS

     Section 2.01. Initial Capital Contributions. Each Member has made to the
Company a Capital Contribution in the amount listed on Schedule A. In exchange for their respective Capital Contributions, the Members received the number and classes of Units set forth opposite such Member's name on Schedule A. The
Company may in its discretion issue certificates to the Members representing the
Units held by each Member. The initial Capital Account of each Member described above shall equal the amount of such Member's initial aggregate Capital
Contributions, as shown on Schedule A.

     Section 2.02. Additional Capital Contributions. No Members shall be required or permitted to make any additional Capital Contributions without the unanimous consent of the Board.

     Section 2.03. Additional Members. By approval of the Board in accordance with Section 3.07(a), the Company is authorized to issue additional Membership
Interests, Units or other economic interests in the Company ("Additional
Interests") to any Person in such amounts, on such terms, and having such characteristics as the Company Board, in accordance with Section 3.07(a), may determine. Each Person who subscribes for any of the Additional Interests shall, by approval of the Company Board, in accordance with Section 3.07(a), be admitted as a Member of the Company at the time such Person (i) executes this
Agreement or a counterpart of this Agreement or (ii) is named as a Member in a written agreement with the Company to such effect or in the permanent records of the Company, effective as of the earlier such time. Unless provided otherwise by the Board, the legal fees and expenses associated with any such admission shall be borne by the Member.

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                                  ARTICLE III

                        GENERAL GOVERNANCE AND MANAGEMENT

     Section 3.01. Purposes and Powers. The parties hereto agree and acknowledge that the Company has been organized for the purpose of managing the business and affairs of the Acquired Business. Except as specifically provided otherwise in this Agreement, the management and control of the business and affairs of the
Company shall to the maximum extent permitted under Applicable Law be vested exclusively in a Board of Directors (the "Board") which shall possess all rights and powers of managers as provided in the Act and otherwise by law. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Board of all such powers and rights conferred on them by the Act or otherwise by law with respect to the management and control of the Company.
No Member and no Representative (as defined in Section 3.02), in its capacity as such, shall have any power to act for, sign for, or do any act that would bind the Company.

     Section 3.02. Establishment of Board of Directors. (a) The Board shall initially include two (2) representatives appointed by BCP IV (the "BCP
Representatives"), two (2) representatives appointed by Apollo V (the "Apollo
Representatives") and two (2) representatives appointed by GSCP (the "GSCP
Representatives", and collectively with the BCP Representatives and the Apollo
Representatives, the "Representatives").

     (b) The initial Board shall consist of the following members:

         BCP Representatives:       Chinh E. Chu
                                    Paul H. O'Neill

         Apollo Representatives:    Leon D. Black
                                    Joshua J. Harris

         GSCP Representatives:      Richard A. Friedman
                                    Sanjeev K. Mehra

         Other Board Member:        William H. Joyce

     Section 3.03. Number of Directors. From and after the Effective Date, at each annual or special meeting of holders of Units at, or the taking of action by written consent of holders of Units with respect to which any Representatives are to be elected, each Investor Group shall have the right (but not the obligation) pursuant to this Agreement to nominate and cause to be elected to the Board that number of Representatives which, when added to the number of
Representatives who are then Representatives of such Investor Group and who will continue to serve as directors without regard to the outcome of the election at such meeting or by such consent, is not more than (x) two, in the event that such Investor Group beneficially owns an amount of outstanding Class A Units which shall equal at least 33 1/3% (48.5% in the case of the GS Investor Group)
of such Investor Group's Initial Equity Stake (it being understood and agreed that so long as (i) BCP IV (directly or indirectly) owns any Class A Units and the BCP Investor Group shall be entitled to nominate one or more
Representatives, BCP IV shall have the right to nominate

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one such BCP Representative, (ii) Apollo V (directly or indirectly) owns any
Class A Units and the Apollo Investor Group shall be entitled to nominate one or more Representatives, Apollo V shall have the right to nominate one such Apollo
Representative, (iii) GSCP (directly or indirectly) owns any Class A Units and the GS Investor Group shall be entitled to nominate one or more Representatives,
GSCP shall have the right to nominate one such GSCP Representative) or (y) one, in the event that such Investor Group collectively beneficially owns an amount of outstanding Class A Units which shall equal at least 10% (14.5% in the case of the GS Investor Group) of such Investor Group's Initial Equity Stake (it being understood and agreed that, so long as (i) BCP IV (directly or indirectly)
owns any Class A Units and the BCP Investor Group shall be entitled to nominate one or more Representatives, BCP IV shall have the right to nominate one such
BCP Representative, (ii) Apollo V (directly or indirectly) owns any Class A
Units and the Apollo Investor Group shall be entitled to nominate one or more
Representatives, Apollo V shall have the right to nominate one such Apollo
Representative, or (iii) the GS Investor Group shall be entitled to nominate one or more Representatives and GSCP (directly or indirectly) owns any Class A
Units, GSCP shall have the right to nominate such GSCP Representative).
Notwithstanding anything to the contrary herein, for as long as an Investor
Group beneficially owns any amount of Class A Units, such Investor Group shall have the right (but not the obligation) pursuant to this Agreement to have an individual designated by such Investor Group (an "Observer") attend all meetings of the Board; provided, however, that such Observer shall not have the right to participate in any vote, consent or other action of the Board, nor shall such
Observer's vote, consent or other action be required for any vote, consent or other action of the Board. Each Member agrees to take all action necessary to promptly elect to the Board the Representatives or other Persons nominated pursuant to this Section 3.03. In addition, the Investor Groups may, subject to approval by the Board in accordance with the requirements of Section 3.07(a), nominate such members of management and other outside directors to serve as members of the Board, provided such Persons shall not be considered
Representatives for purposes of this Agreement, and such Persons may be removed, in accordance with Section 3.07(a), at any time with or without cause. Any increases in the number of Representatives shall be apportioned amongst the
Investor Groups such that for each Investor Group there is no change to the ratio of the number of Representatives that such Investor Group is entitled to nominate relative to the overall number of Representatives of all Investor
Groups.

     Section 3.04. Vacancies; Removal. (a) In the event that any Representative shall cease to serve as a member of the Board for any reason other than the fact that the applicable Investor Group no longer has a right to nominate such
Representative, as provided in Section 3.03, the vacancy resulting thereby shall be filled by a Representative designated by the Investor Group that appointed or nominated such Representative (it being understood and agreed that, in the case of a vacancy in respect of a Representative appointed or nominated by (i) BCP
IV, so long as BCP IV holds any Class A Units, such vacancy shall be filled by a
Representative designated by BCP IV, (ii) Apollo V, so long as Apollo V holds any Class A Units, such vacancy shall be filled by a Representative designated by Apollo V, or (iii) GSCP, so long as GSCP holds any Class A Units, such vacancy shall be filled by a Representative designated by GSCP), and the Members shall take all action necessary to promptly elect, if necessary, such successor or replacement Representative to the Board as soon as possible after the date of such vacancy.

          (b) In the event that any Representative would not continue to be entitled to be nominated by the Investor Group that nominated or appointed such
Representative

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pursuant to Section 3.03, such Representative shall immediately resign from the
Board (and the Investor Group that nominated such Representative shall use its best efforts to cause such Representative to so resign) or be subject to removal by a vote of the holders of a majority of the voting power of the Class A Units then outstanding and entitled to vote on such matters. In addition, each
Investor Group shall at all times have the exclusive right to recommend the removal, with or without cause, of any Representative nominated or appointed by such Investor Group (it being understood and agreed that, in the case of a
Representative nominated or appointed by (i) BCP IV, so long as BCP IV holds any
Class A Units, such right shall be exercisable by BCP IV, (ii) Apollo V, so long as Apollo V holds any Class A Units, such right shall be exercisable by Apollo
V, or (iii) GSCP, so long as GSCP holds any Class A Units, such right shall be exercisable by GSCP), and such Representative shall immediately resign (and the
Investor Group that nominated such Representative shall use its best efforts to cause such Representative to resign) or if such Representative fails to resign as requested, he or she will be subject to removal by a vote of the holders of a majority of the total voting power of the Class A Units then outstanding and entitled to vote on such matters. Prior to the occurrence of a Qualified IPO (as hereinafter defined), if any Representative shall fail to resign as required by either of the first two sentences of this Section 3.04(b), any Investor Group continuing to have the right to nominate a Representative hereunder shall have the right to call or to cause the Company to call a special meeting of holders of Units (or to cause the Members to act by written consent) for the purpose of removing such Representative; following the occurrence of a Qualified IPO, such matter shall be considered at the next meeting (or action by written consent) of holders of Units otherwise held (or acted upon). Each Member agrees to take all required actions (including voting and acting by written consent) in furtherance of the provisions of this Section 3.04.

     Section 3.05. Chairman. A chairman may be appointed by the Representatives from among themselves or any other member of the Board. The Chairman, if appointed, will preside over meetings of the Board and, if a Representative, shall otherwise have no greater authority than any other Representative and, if not a Representative, shall otherwise have no greater authority than any other member of the Board.

     Section 3.06. Voting. Each Representative, including any Chairman who is also a Representative, shall have a single vote, provided that any
Representative may, subject to Applicable Law, give any other Representative a proxy to represent such first Representative in any matters. Any vote, consent or other action of the Board may be undertaken with the unanimous written consent (in lieu of meeting) of the Representatives, in each case who have been designated and who are then in office.

     Section 3.07. Approval Rights. (a) From and after the Effective Date, until the date on which any Investor Group beneficially owns an amount of Class A
Units which shall equal less than 33 1/3% (48.5% in the case of the GS Investor
Group) of such Investor Group's Initial Equity Stake (such date, the "First
Investor Sell Down Date"), the effectiveness of any vote, consent or other action of the Board shall, in addition to any other vote which may be required hereunder, require approval of all of the Representatives of at least two of the
Investor Groups (or, if applicable, of two members, each representing a different Investor Group, of the Executive Committee), and to the extent any vote, consent or other action is taken by the holders of Units or of the
Investor Groups, such vote, consent or other action shall, in addition to any other vote required, require the approval of at least two of the Investor
Groups. From and after

                                                                               5

the First Investor Sell Down Date, until the date on which any two of the
Investor Groups beneficially own an amount of Class A Units which shall equal less than 33 1/3% (48.5% in the case of the GS Investor Group) of each such
Investor Group's Initial Equity Stake (the "Second Investor Sell Down Date"),
the effectiveness of any vote, consent or other action of the Board shall, in addition to any other vote which may be required hereunder, require approval of all of the Representatives of the Investor Groups which are still entitled to nominate two Representatives pursuant to Section 3.03 (or, if applicable, of two members, each representing a different Investor Group, of the Executive
Committee), and to the extent any vote, consent, or other action is taken by the holders of Units or of the Investor Groups, such vote, consent, or other action shall, in addition to any other vote which may be required hereunder, require the approval of the Investor Groups which are still entitled to nominate two
Representatives pursuant to Section 3.03. From and after the Second Investor
Sell Down Date, the provisions of this Section 3.07(a) shall cease to apply and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless otherwise provided. Any action that requires the approval of an Investor Group shall only be effective if approved by Members beneficially holding a majority of Class A Units of such
Investor Group.

     (b) From and after the Effective Date until the earlier of the Second
Investor Sell Down Date and the occurrence of a Qualified IPO, the Company will not, and will cause NIH, Nalco Holdings and any Major Subsidiary not to take any of the following actions without the prior approval of the Board (or the
Executive Committee) in accordance with Section 3.07(a) and any other further approval specified herein:

          1.   paying of any dividend or distribution to holders of Units;

          2.   entering into any joint venture or similar transaction with any
               Person;

          3.   incurring, assuming or refinancing any third-party indebtedness by the Company or any Subsidiary in excess of $10 million or issuing any debt securities to a third-party or entering any agreements concerning any third-party debt financing, except in connection with the initial financing of the acquisition of the
               Acquired Business;

          4.   approving of the Company's annual budget or taking any action or authorizing or making any expenditures, including capital
               expenditures, in excess of $10 million, except as previously authorized in accordance with this Agreement;

          5.   settling or compromising any pending or threatened suit, action or claim in excess of $1 million;

          6.   entering into any agreement or arrangement that materially limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto, from engaging or competing in any material line of business or in any material geographic area;

          7.   electing, appointing or removing any officer of the Company, NIH,
               Nalco Holdings, or of any Major Subsidiary;

          8.   entering into any agreement or arrangement with any Member or any affiliate thereof;

          9.   making any election to change the classification of the Company,
               NIH, Nalco Holdings or any Major Subsidiary for Federal income tax purposes;

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     (c) From and after the Effective Date until the earlier of the Second
Investor Sell Down Date and the occurrence of a Qualified IPO, the following actions shall require the approval of the Investor Groups in accordance with
Section 3.07(a) and any other further approval specified herein:

          1.   amending, altering or repealing, whether by merger,
               consolidation, combination, reclassification or otherwise, the
               Certificate;

          2.   creation, authorization or issuance of any class, series or shares of stock or any other equity interests or Units in the
               Company, NIH, Nalco Holdings or any Major Subsidiary or any
               right, warrant or option to acquire or security convertible into, any such equity interest or Units in the Company, NIH, Nalco
               Holdings or any Major Subsidiary or the redemption, repurchase, or other acquisition of any of the foregoing;

          3.   amending or altering the rights of any Units or of the holders thereof;

          4.   the Company, NIH, Nalco Holdings, or any Major Subsidiary
               entering into any merger, consolidation, recapitalization, liquidation, or sale of such entity or all or substantially all of the assets of the Company, NIH, Nalco Holdings or any Major
               Subsidiary or consummation of a similar transaction involving the
               Company, NIH, Nalco Holdings or any Major Subsidiary (other than a merger, consolidation or similar transaction between or among the Company and one or more direct or indirect wholly-owned
               Subsidiaries of the Company which transaction would not adversely impact the rights of any holder of Units) or entering into any agreement providing therefor;

          5.   voluntarily initiating any liquidation, dissolution or winding up of the Company, NIH, Nalco Holdings, or any Major Subsidiary or
               permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the
               Company or any of its Subsidiaries;

          6.   the Company, NIH, Nalco Holdings, or any Major Subsidiary
               acquiring or disposing of (for either cash or non-cash
               consideration) in a single transaction or a series of related transactions, any business or assets (including investments in third parties) with an aggregate value in such transaction or series of related transactions in excess of $50 million
               (including in such calculation, all assumed debt, all cash payments, and the fair market value of all securities or other property issued as consideration) or entering into any agreement providing therefor;

          7.   the Company, NIH, Nalco Holdings, or any Major Subsidiary
               commencing or entering into, or agreeing or otherwise committing to enter into, any business or operations other than those businesses and operations of the same or similar nature to those which are being conducted by the Acquired Business as of the
               Effective Date;

          8.   changing the corporate or organizational structure of the Company or any of its Subsidiaries, except as contemplated by this
               Agreement in connection with a Qualified IPO.

     Section 3.08. Meetings of the Board.

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     (a) Meetings. The Board shall meet at least annually, at such time and at such place as the Board may designate. Special meetings of the Board shall be held at the request of any Representative upon at least two (2) days (if the meeting is to be held in person) or one (1) day (if the meeting is to be held telephonically) written notice to all of the Representatives and Observers, if any, or upon such shorter notice as may be approved by all of the
Representatives. Any Representative or Observer may waive the requirement of such notice as to itself, before, at or after the meeting

     (b) Conduct of Meetings. Any meeting of the Board may be held in person or telephonically.

     (c) Quorum. A majority of the Representatives who have been designated pursuant to the provisions of this Agreement and who are then in office shall be necessary to constitute a quorum of the Board for purposes of conducting business, provided however that notwithstanding the preceding, the Board shall not have the power to authorize, facilitate or permit any actions other than in accordance with the terms of this Agreement, including Section 3.07(a). The affirmative vote of a majority of the Representatives in attendance at any meeting at which a quorum is present, and the approval required by Section
3.07(a), if then operative, shall be required to authorize any action.

     Section 3.09. Payments to Representatives; Reimbursements. No director who is an Officer or otherwise employed by the Company shall be entitled to remuneration from the Company for services rendered in his or her capacity as a director (other than for reimbursement of reasonable out-of-pocket expenses of such director in accordance with Company policy). All Representatives will be entitled to reimbursement of their reasonable out-of-pocket expenses incurred in connection with their attendance at Board meetings and such director fees as may be authorized by the Board, provided, however, that should the Board authorize the payment of any director fees, each Representative shall receive the same fee as each of the other Representatives.

     Section 3.10. Board Committees. (a) The parties agree that until the earlier of (a) the First Investor Sell Down Date or (b) the completion of a
Qualified IPO, any committee of the Board shall include in its membership at least one Representative from each Investor Group and until the earlier of the
(y) Second Investor Sell Down Date or (z) the completion of a Qualified IPO, any committee of the Board shall include in its membership at least one
Representative from each Investor Group still entitled to nominate two directors pursuant to Section 3.03; provided, however, that for as long as required by
Applicable Law, the Board shall establish an Audit Committee in accordance with such Applicable Law and to the maximum extent possible giving effect to this
Section 3.10.

     (b) The Board may establish an executive committee (the "Executive
Committee") in accordance with Section 3.10(a), which shall have the authority to exercise, subject to Applicable Law, all the powers of the Board in the management of the business and affairs of the Company granted by this Agreement and shall initially consist of four members. The Board may increase the size of the Executive Committee, but in no event shall it have fewer than three members.
The initial members of the Executive Committee shall be Chinh Chu, Joshua
Harris, Sanjeev Mehra and William H. Joyce.

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     Section 3.11. Major Subsidiaries. The Company and the Members shall take all action required to ensure that each of the Representatives are also members of the Board of Directors (or similar governing body) of each Major Subsidiary.

     Section 3.12. Member Action. Except as otherwise provided herein, the presence in person or by proxy of the holders of a majority of the outstanding
Units shall be necessary to constitute a quorum. Except as otherwise provided herein, any vote, consent or other action of the Members shall be obtained and any action shall be authorized if the affirmative vote of the holders of a majority of the Units present at a meeting at which a quorum is present, and the approval required by Section 3.07(a), if then operative, shall be obtained.

     Section 3.13. Officers. (a) Designation and Appointment. The Board may,
from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Board), including employees, agents and other Persons (any of whom may be a Member or Representative) who may be designated as Officers of the
Company, with titles including but not limited to "chief executive officer,"
"president," vice president," "treasurer," "secretary," "general counsel,"
"director" and "chief financial officer," as and to the extent authorized by the
Board. Any number of offices may be held by the same Person. In the Board's discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or
Members. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall have qualified as an Officer or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the
Officers of the Company shall be fixed from time to time by the Board.

     (b) Resignation and Removal. Any Officer may resign as such at any time.
Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the
Board. The acceptance by the Board of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any Officer may be removed as such, either with or without cause, at any time by the Board. Designation of any Person as an Officer by the Board
shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

     (c) Duties of Officers Generally. The Officers, in the performance of their duties as such, shall (i) owe to the Company and the Members duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware, (ii)
keep the Board reasonably apprised of material developments in the business of the Company, and (iii) present to the Board, at least annually, a review of the
Company's performance, an operating budget for the Company, and a capital budget for the Company.

     (d) Chief Executive Officer. Subject to the powers of the Board, the chief executive officer of the Company shall be in general and active charge of the entire business and affairs of the Company, and shall be its chief policy making
Officer.

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     (e) President. The president of the Company shall, subject to the powers of the Board and the chief executive officer of the Company, have general and active management of the business of the Company, and shall see that all orders and resolutions of the Board are effectuated. The president of the Company shall have such other powers and perform such other duties as may be prescribed by the chief executive officer of the Company or by the Board.

     (f) Chief Financial Officer. The chief financial officer of the Company shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of the Company's assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The chief financial officer of the Company shall have custody of the funds and securities of the Company, keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The chief financial officer of the Company shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer of the Company or the Board.

     (g) Vice President(s). The vice president(s) of the Company shall perform such duties and have such other powers as the chief executive officer of the
Company or the Board may from time to time prescribe. A vice president may be designated as an Executive Vice President, a Senior Vice President, an Assistant
Vice President, or a vice president with a functional title.

     (h) Secretary. The secretary of the Company shall, if requested by the
Board, attend all meetings of the Board, record all the proceedings of the meetings and perform similar duties for the committees of the Board when required. The secretary of the Company shall keep all documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the chief executive officer of the Company or the Board. The secretary of the Company shall have the general duties, powers and responsibilities of a secretary of a Corporation. If the Board chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of seniority, shall in the Company secretary's absence, disability or inability to act, perform the duties and exercise the powers of the secretary of the Company, and shall perform such other duties as the chief executive officer of the Company or the Board may from time to time prescribe.

     (i) Treasurer. The treasurer of the Company shall receive, keep, and disburse all moneys belonging to or coming to the Company. The treasurer of the
Company shall prepare, or cause to be prepared, detailed reports and records of all expenses, losses, gains, assets, and liabilities of the Company as directed by the chief financial officer of the Company and shall perform such other duties in connection with the administration of the financial affairs of the
Company as may from time to time be prescribed by the chief financial officer or the chief executive officer of the Company or by the Board.

     Section 3.14. VCOC. In the event that the Company ceases to qualify as an
"operating company" (as defined in 29 C.F.R. ss. 2510.3-101(c)), then the
Company and each Member will cooperate in good faith to take all reasonable action necessary to provide that the

                                                                              10

investment (or at least 51% of the investment valued at cost) of each Member that qualifies as a "venture capital operating company" (as defined in 29 C.F.R.
ss. 2510.3-101(d)) (a "VCOC Member") shall continue to qualify as a "venture capital investment" (as defined in 29 C.F.R. ss. 2510.3-101(d)).

                                   ARTICLE IV

                                    TRANSFERS

     Section 4.01. Transfer. Prior to the second anniversary of the date hereof, no Member shall, directly or indirectly, sell, transfer, pledge or otherwise dispose of any economic, voting or other rights in or to (collectively,
"Transfer") any Units except for: (A) Transfers to one or more Permitted
Transferees, (B) from and after a Qualified IPO, Transfers made in compliance with the requirements of Rule 144 of the Securities Act; provided, that, with respect to any Management Member, no Transfer may be made pursuant to this clause (B) without the Company's prior written approval, (C) Transfers pursuant to the Registration Rights Agreement, (D) pursuant to Article XI hereof or (E)
pursuant to Section 2.02 or 2.04 of the Management Members Agreement (each an
"Excepted Transfer"). No holder of Units shall grant any proxy or become party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement. Notwithstanding anything to the contrary contained herein, no Member shall Transfer any Units prior to a
Qualified IPO if such Transfer would cause (i) the Company to be taxed as a C
Corporation or (ii) the Company to be treated as a publicly-traded partnership for purposes of Section 7704 of the Code.

     Section 4.02. Permitted Transfers. No Transfer of any Unit to a Permitted
Transferee shall be effective unless and until such Permitted Transferee agrees to be bound by the terms and conditions of this Agreement, and any related agreements previously approved by the Board or the Members in accordance with this Agreement. Upon the effective Transfer of any Units to a Permitted
Transferee by a Sponsor Member, such Permitted Transferee shall be considered a
Sponsor Member and a member of the transferor's Investor Group for purposes of this Agreement.

     Section 4.03. Void Transfers. Any Transfer or attempted Transfer of any
Units in violation of any provision of this Agreement or any other agreement with the Company shall be null and void, and the Company shall not record such
Transfer on its books or, to the fullest extent permitted by law, treat any purported Transferee of such Units as the owner thereof for any purpose.

     Section 4.04. Successors and Substitute Members. Upon the bankruptcy, termination, liquidation or dissolution of a Member which is a partnership, trust, corporation, limited liability company or other entity or the bankruptcy, death or incapacity of a Member who is an individual, the estate or successor in interest of such Member shall thereupon succeed only to the rights of such
Member to receive allocations and distributions hereunder (but not the other rights hereunder) and may become a substitute Member only upon the approval of the Board.

     Section 4.05. Legend. Each certificate (if certificated) evidencing Units
(as defined below) and each instrument issued in exchange for or upon the
Transfer of any Units shall

                                                                              11

be stamped or otherwise imprinted with a legend in substantially the following form, or such similar legend as may be specified in any other agreement with the
Company:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
          TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE
          LIMITED LIABILITY COMPANY OPERATING AGREEMENT, DATED AS OF
          MAY 17, 2004, AMONG NALCO LLC AND ITS MEMBERS AND ONE OR
          MORE OTHER AGREEMENTS AND, AMONG OTHER THINGS, MAY NOT BE
          OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER
          RESTRICTIONS. COPIES OF SUCH AGREEMENTS ARE ON FILE WITH THE
          SECRETARY OF THE LIMITED LIABILITY COMPANY AND ARE AVAILABLE
          WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF
          THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES
          TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID
          AGREEMENTS. "

     Section 4.06. Initial Public Offering. Immediately prior to the consummation of a Qualified IPO authorized by the Board or required by the
Registration Rights Agreement, the Members and Board will take all necessary and desirable actions in consummation of any such Qualified IPO, and, if approved by the Board, effect a Solvent Reorganization of the Company into a corporation and/or exchange of the Units into securities of the Company or its Subsidiaries or distribution of securities of the Company or its Subsidiaries in respect of
Units (the "Reclassified Securities") the Board finds acceptable; provided, that
(i) the Reclassified Securities provide each Member with substantially similar, economic interest, governance, priority and other rights and privileges as such
Member had prior to such recapitalization and/or exchange (prior to giving effect to the effect of the Qualified IPO on the terms of this Agreement) and are consistent with the rights and preferences attendant to such Units as set forth in the Agreement or Applicable Law as in effect immediately prior to such
Qualified IPO and (ii) except as otherwise provided herein, the provisions of this Agreement apply to the Reclassified Securities and the issuer thereof as such provisions apply to the Units and the Company, mutatis mutandis.

                                   ARTICLE V

                               INFORMATION RIGHTS

     Section 5.01. Each of the Members shall be entitled to receive, and the
Company shall provide to any such Member by mail to the address specified in
Section 13.02, at the times specified below, the following reports:

     (a)  Annual Reports. within 120 days after the end of each Fiscal Year of the Company, a consolidated Balance Sheet as of the end of such Fiscal
          Year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures from the
          Company's previous Fiscal Year (if any), all prepared in accordance with generally

                                                                              12

          accepted accounting principles and practices and audited by nationally recognized independent certified public accountants; and

     (b)  Quarterly Reports. within forty-five (45) days after the end of each fiscal quarter of the Company (except the last quarter of the
          Company's Fiscal Year), quarterly unaudited financial statements, including an unaudited Balance Sheet, and an unaudited Statement of
          Income.

     The obligations of the Company to furnish financial information to the
Members pursuant to Sections 5.01 (a) and (b) shall terminate upon the earlier to occur of (i) the completion of a Qualified IPO, or (ii) such time as the
Company otherwise becomes subject to the reporting requirements of the 1934 Act.

                                   ARTICLE VI

                                  DISTRIBUTIONS

     Section 6.01. In General. Any distributions of cash or other assets by the
Company to Members shall be made in accordance with this Article VI. Except to the extent otherwise provided herein, any distributions required to be made pro rata to holders of a class of Units shall be made based on their proportionate ownership of the outstanding Units within the class. Available cash shall be distributed, at such times and in such amounts as the Board determines in its discretion. Notwithstanding any other provision hereof, the Company shall cause its Subsidiaries to distribute or otherwise transfer to the Company, to the fullest extent possible within the limits imposed by Applicable Law or agreement, the cash or cash equivalents necessary for the Company to make the distributions to be made hereunder.

     Section 6.02. Discretionary Distributions. (a) Subject to Sections 6.03,
7.02, 7.03 and 8.03, available cash shall be distributed, at such times and in such amounts as the Board determines in its discretion, in the following order and priority:

     1)   first, pro rata to the holders of Class A Units to the extent of the
          Class A Invested Capital;

     2)   second, pro rata to the holders of Vested and Unvested Units of each class (other than Class A Units) to the extent of the Other Invested
          Capital of such class;

     3)   third, pro rata to the holders of Class A Units, the holders of Vested
          Class B Units and the holders of Vested Class C Units until an amount equal to the Class A Preferential Return Value has been distributed to the holders of Class A Units (for the avoidance of doubt, such Class A
          Preferential Return Value to have been reduced by the amount distributed pursuant to Section 6.02(a)(1) and (2));

     4)   fourth, pro rata to the holders of Class A Units, the holders of
          Vested Class B Units, holders of Vested Class C Units and the holders of Vested Class D Units.

                                                                              13

     Section 6.03. Tax Distributions. The Company shall, subject to the discretion of the Board, distribute to each Member an amount equal to the excess, if any, of (A) the product of the applicable Assumed Tax Rate and the
Net Profit of the Company allocable to such Member under Sections 7.02 and 7.03 with respect to the applicable Fiscal Year, over (B) the amount of distributions made to such Member under Section 6.02 with respect to such Fiscal Year. Any distributions under this Section 6.03 shall be treated for all purposes of this
Agreement as having been distributed with respect to the Class A Units, Class B
Units, Class C Units or Class D Units, as the case may be.

     Section 6.04. Limitation on Distributions. Notwithstanding any provision in this Agreement to the contrary, the Company, and the Board on behalf of the
Company, shall not make a distribution to any Member on account of its Units in the Company if such distribution would violate the Act.

                                  ARTICLE VII

                        ALLOCATIONS AND CAPITAL ACCOUNTS

     Section 7.01. Capital Accounts. A Capital Account shall be established for each Member on the books of the Company and shall be maintained as provided in the definition of Capital Account.

     Section 7.02. Allocations of Net Profits and Net Loss. (a) For each Fiscal
Year or portion thereof, Net Profit and Net Loss shall be allocated among the
Members (after giving effect to the allocations contained in paragraphs (b) and
(c) below and Section 7.03) so as to reduce proportionately the differences between their respective Partially Adjusted Capital Accounts (after giving effect to the allocations contained in paragraphs (b), (c) and (d) below) and
Target Capital Accounts for such year. To the extent possible, each Member shall be allocated a share of all Company items in proportion to such Member's interest in such Company items.

     (b) If the Company has Net Profit for any Fiscal Year or has neither Net
Profit nor Net Loss for any Fiscal Year (in each case determined prior to giving effect to this Section 7.02(b) but after giving effect to Section 7.03), each
Member whose Partially Adjusted Capital Account is greater than its Target
Capital Account shall be specially allocated items of Company expenses or loss for such Fiscal Year equal to the difference between its Target Capital Account and its Partially Adjusted Capital Account. If the Company has insufficient items of expense or loss for such Fiscal Year to satisfy the previous sentence with respect to all such Members, the available items of expense or loss shall be divided among such Members in proportion to such differences.

     (c) If the Company has a Net Loss for any Fiscal Year (determined prior to giving effect to this Section 7.02(c) but after giving effect to Section 7.03), each Member whose Target Capital Account is greater than its Partially Adjusted
Capital Account for such Fiscal Year shall be specially allocated items of
Company income or gain for such Fiscal Year equal to the difference between its
Target Capital Account and its Partially Adjusted Capital Account. If the
Company has insufficient items of income or gain for such Fiscal Year to satisfy the previous

                                                                              14

sentence with respect to all such Members, the available items of income or gain shall be divided among such Members in proportion to such differences.

     Section 7.03. Miscellaneous and Regulatory Tax Allocations. Notwithstanding
anything to the contrary set forth in this Agreement, the following special allocations, if applicable, shall be made in the following order:

     (a)  Company Minimum Gain Chargeback. Except as otherwise provided in
          Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article VII, if there is a net decrease in Company
          Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such
          Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g).
          Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each
          Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections
          1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.03(a) is intended to comply with the minimum gain chargeback requirements set forth in
          Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

     (b)  Member Minimum Gain Chargeback. Except as otherwise provided in
          Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article VII, if there is a net decrease in Member
          Minimum Gain attributable to a Member Nonrecourse Debt during any
          Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Member's share of the net decrease in Member Minimum
          Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4).
          Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each
          Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections
          1.704-2(i)(4) and 1.704-2(j)(2). This Section 7.03(b) is intended to comply with Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

     (c)  Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in subparagraphs (4), (5) or (6) of Treasury Regulations Section
          1.704-1(b)(2)(ii)(d), such Member shall be allocated items of Company income or gain in an amount and manner sufficient to eliminate such
          Member's Adjusted Capital Account Deficit as quickly as possible to the extent required by the Treasury Regulations; provided, that an allocation pursuant to this Section 7.03(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account
          Deficit after tentatively making all other allocations provided in this Article VII as if this Section 7.03(c) were not in this
          Agreement.

                                                                              15

     (d)  Adjustments Occasioned by Code Section 754 Election. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to
          Code Section 734(b) or Code Section 743(b) is required pursuant to an election under Code Section 754 to be taken into account in determining Capital Accounts as the result of a distribution to a
          Member in complete liquidation of its interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2)
          applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     (e)  Treatment of Regulatory Allocations. The allocations set forth in this
          Section 7.03 (the "Regulatory Allocations") are intended to comply with and shall be interpreted consistently with certain requirements of Treasury Regulations Sections 1.704-1 and 1.704-2. Notwithstanding
          any other provisions of this Article VII (other than the Regulatory
          Allocations), the Regulatory Allocations shall be taken into account in allocating other Net Profits and Net Losses and items of income, gain, loss and deduction among Members so that, to the extent possible, the net amount of such allocations of other Net Profits and
          Net Losses and other items and the Regulatory Allocations to each
          Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

     Section 7.04. Loss Limitation. Net Loss allocated pursuant to Section 7.02 shall not exceed the maximum amount of Net Loss that can be allocated without causing any Member to have an Excess Loss. For this purpose, "Excess Loss" means any Net Loss the allocation of which to a Member would cause such Member to have an Adjusted Capital Account Deficit (or increase the amount of such deficit) at the end of any Fiscal Year. If some but not all Members would be allocated an
Excess Loss as a consequence of an allocation of Net Loss pursuant to Section
7.02, the foregoing limitation shall be applied on a Member by Member basis so as to allocate the maximum permissible Net Loss to each Member under Treasury
Regulations Section 1.704-1(b)(2)(ii)(d). Prior to any allocation of Net Profit under Section 7.02, after an Excess Loss has been allocated to one or more
Members, an equal amount of Net Profit shall be allocated to such Members in proportion to and to the extent of the Excess Losses previously allocated to them.

     Section 7.05. Allocations for Tax Purposes.

     (a) In accordance with Section 704(c) of the Code and the Treasury
Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Gross Asset Value using the traditional method described in Treasury Regulations Section 1.704-3(b) (without curative or remedial allocations).

     (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of income,

                                                                              16

gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

     (c) Subject to the preceding paragraphs (a) and (b), for United States
Federal, state and local income tax purposes, each item of income, gains, losses and deductions of the Company shall, for each taxable period, be allocated among the Members in the same manner and in the same proportion that such items have been allocated among the Members' respective Capital Accounts.

     Section 7.06. Distribution in Kind. If any property is distributed in kind to the Members, it shall first be written up or down to its Fair Market Value as of the date of such distribution, thus creating book gain or loss for the
Company, and the Fair Market Value of the property received by each Member as so determined shall be debited against such Member's Capital Account at the time of distribution.

                                  ARTICLE VIII

                           DISSOLUTION AND LIQUIDATION

     Section 8.01. Duration. The Company shall dissolve upon (i) the sale or other disposition by the Company of all or substantially all of the assets, properties or businesses the Company then owns, (ii) the dissolution of the
Company by action of the Board, or (iii) any other event that would cause the dissolution of a limited liability company under the Act, unless the Company is continued to the extent permitted by, and in accordance with, the Act (each of the foregoing events, a "Dissolution Event").

     Section 8.02. Liquidation of Company. Upon dissolution of the Company, the
Board shall appoint a Person to serve as the "Liquidator" who shall act at the direction of the Board, unless and until a successor Liquidator is appointed as provided herein. The Liquidator shall agree not to resign at any time without 30 days' prior written notice. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board. Within 30 days following the occurrence of any such removal, a successor Liquidator may be elected by the Board. The successor
Liquidator shall succeed to all rights, powers and duties of the former
Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article VIII, the
Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the
Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company as provided for herein). The Liquidator shall receive as compensation for

                                                                              17

its services (i) no additional compensation, if the Liquidator is an employee of the Company or any of its Subsidiaries, or (ii) if the Liquidator is not such an employee, a reasonable fee plus out-of-pocket costs and expenses or such other compensation as the Board may otherwise approve.

     Section 8.03. Priority on Liquidation. (a) The Liquidator shall liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

     (i) First, to the satisfaction (whether by payment or the making of reasonable provision for payment) of the Company's debts and obligations to its creditors, including sales commissions and other expenses incident to any sale of the assets of the Company and including the establishment of and additions to such reserves as the Liquidator may deem necessary or appropriate;

     (ii) Second, to the holders of Units, in accordance with their Capital
     Accounts as determined after taking into account all adjustments to Capital
     Accounts for the taxable year during which the liquidation occurs.

     (b) The reserves established pursuant to subparagraph (a) of this Section
8.03 shall be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator deems advisable, such reserves shall be distributed to the
Members in the priorities set forth in Section 8.03(a)(ii). The allocations and distributions provided for in this Agreement are intended to result in the
Capital Account of each holder of Units immediately prior to the distribution of the Company's assets pursuant to Section 8.03(a) being equal to the amount that would be distributable to such holder of Units pursuant to Section 6.02. The
Company is authorized to make appropriate adjustments to the allocations of items of income, gain, loss and deduction as necessary to cause the Capital
Account of each holder of Units immediately prior to the distribution of Company assets pursuant to Section 8.03(a) to equal the amount that would be distributable to such holder of Units pursuant to Section 6.02.

     (c) Notwithstanding the provisions of Section 8.03(a) which require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 8.03(a), if upon dissolution of the Company the Board determines that an immediate sale of part or all of the Company's assets would be impractical or could cause undue harm to the Members, then the Board may, in its discretion, defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its discretion, distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 8.03(a)(ii), undivided interests in such Company assets as the Liquidator deems reasonable and equitable and subject to any agreements governing the operating of such properties at such time. For purposes of any such distribution, the Board will determine the fair market value of any property to be distributed.

     (d) A reasonable time will be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 8.03(a) in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation

                                                                              18

of the Company (or any Member's interest in the Company) and related adjustments will be made by the end of the Fiscal Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by
Treasury Regulation Section 1.704-1(b)(2)(ii)(b).

     (e) The Company shall terminate when all of the assets of the Company have been distributed in accordance with this Section 8.03 and the Certificate has been canceled in the manner required by the Act.

                                   ARTICLE IX

                                BOOKS AND RECORDS

     Section 9.01. Books. The Company shall maintain complete and accurate books of account of the Company's affairs at the Company's principal office, which books shall be open to inspection by any Member (or its authorized representative) to the extent required by the Act (unless provided otherwise in this Agreement).

     Section 9.02. Tax Reports and Elections. (a) Not later than seventy-five calendar days after the end of each Fiscal Year, the Board shall cause the
Company to furnish each Member an Internal Revenue Service Form K-1 and any similar form required for the filing of state or local income tax returns for such Member for such Fiscal Year. Upon the written request of any such Member and at the expense of such Member, the Company will use reasonable efforts to deliver or cause to be delivered any additional information necessary for the preparation of any state, local and foreign income tax return that must be filed by such Member.

     (b) The Board shall determine, subject to Section 3.07(a), whether to make or revoke any available election pursuant to the Code. Each Member will, upon request, supply the information necessary to give proper effect to any such election. In connection with any Transfer of Units by a Management Member, such
Management Member shall provide to the Company such tax filings as the Company reasonably requests (including Forms 4669).

     (c) To the extent applicable, the Company hereby designates BCP IV to act as the "Tax Matters Partner" (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code. The Tax Matters Partner is authorized and required to represent the Company (at the Company's expense)
in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend
Company funds for professional services and costs associated therewith;
provided, that the Tax Matters Partner may be removed and replaced by, and shall act in such capacity at the direction of, the Board. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. Subject to the foregoing proviso, the Tax Matters
Partner will have reasonable discretion to determine whether the Company (either on its own behalf or on behalf of the Member) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Member, and if paid by the Company, will be recoverable from such Member
(including by offset against distributions otherwise payable to such Member).
The Tax

                                                                              19

Matters Partner shall take reasonable action to cause each Investor Group to be treated as a "notice partner" within the meaning of Section 6231(a)(8) of the
Code. Each such Investor Group shall have the right to participate in any administrative proceeding and any discussions with the Internal Revenue Service.

     (d) Except as otherwise required (i) by Applicable Law or (ii) as a result of an election by the Company to be classified as a corporation for Federal income tax purposes, which election was approved by the Board in accordance with
Section 3.07(a), each of the Members and the Company shall take no action inconsistent with, and shall make or cause to be made all applicable elections with respect to (A) the treatment of the Company as a partnership for Federal income tax purposes and (B) the treatment of the Company as not a publicly traded partnership for Federal income tax purposes.

                                   ARTICLE X

            EXCULPATION AND INDEMNIFICATION; COMPETITIVE OPPORTUNITY

     Section 10.01. Exculpation and Indemnification. No Member, Representative,
Observer, member of the Board, Officer, or any direct or indirect officer, director, stockholder or partner of a Member (each, an "Indemnitee"), shall be liable, responsible or accountable in damages or otherwise to the Company, any
Member, or to any Member or Investor Group, for any act or failure to act by such Indemnitee in connection with the conduct of the business of the Company, or by any other such Indemnitee in performing or participating in the performance of the obligations of the Company, so long as such Indemnitee acted in the good faith belief that such action or failure to act was in the best interests, or not opposed to the best interests, of the Company and/or its
Subsidiaries and such action or failure to act was not in violation of this
Agreement and did not constitute gross negligence or willful misconduct. Except as otherwise required by the Act, no Person who is a Member, Representative, an
Officer, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Member,
Representative, Observer, member of the Board, Officer or any combination of the foregoing.

     (b) The Company shall indemnify and hold harmless each Indemnitee to the fullest extent permitted by law against losses, damages, liabilities, costs or expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred by any such Indemnitee in connection with any action, suit or proceeding to which such Indemnitee may be made a party or otherwise involved or with which it shall be threatened by reason of its being a Member,
Representative, Observer, member of the Board, Officer, or any direct or indirect officer, director, stockholder or partner of a Member, or while acting as (or on behalf of) a Member on behalf of the Company or in the Company's interest. Such attorneys' fees and expenses shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that such
Indemnitee is not entitled to indemnification with respect thereto.

                                                                              20

     (c) The right of an Indemnitee to indemnification hereunder shall not be exclusive of any other right or remedy that a Member, Representative, Observer, member of the Board or Officer may have pursuant to Applicable Law or this
Agreement.

     (d) An Indemnitee shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnitee reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the
Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

     (e) To the extent that, at law or in equity, an Indemnitee has duties
(including fiduciary duties) and liabilities relating thereto to the Company or to any other Indemnitee, an Indemnitee acting under this Agreement shall not be liable to the Company or to any other Indemnitee for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the
Company or any other Indemnitee. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee.

     (f) The foregoing provisions of this Section 10.01 shall survive any termination of this Agreement.

     Section 10.02. Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Indemnitee or any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 10.01 or under Applicable Law.

     Section 10.03. Competitive Opportunity. If any Representative acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Company could have an interest or expectancy (a "Competitive Opportunity")
or otherwise is then exploiting any Competitive Opportunity, the Company will have no interest in, and no expectation that, such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that each Representative shall (i) have no duty to communicate or present such
Competitive Opportunity to the Company and (ii) have the right to hold any such
Competitive Opportunity for such Representative's (and its agents', partners' or affiliates') own account and benefit; or to recommend, assign or otherwise transfer or deal in such Competitive Opportunity to Persons other than the
Company or any affiliate of the Company. For the avoidance of doubt, this
Section 10.3 shall not operate to limit the duties or obligations of any of the
Management Members.

                                                                              21

                                   ARTICLE XI

                     DRAG-ALONG SALE; SALE OF THE BUSINESS.

     Section 11.01. Approval. At any time prior to the First Investor Sell Down
Date, any two Investor Groups may approve a Drag-Along Sale, and at any time after the First Investor Sell Down Date and prior to the Second Investor Sell
Down Date, the Investor Groups that have the right to nominate two
Representatives may approve a Drag-Along Sale. A "Drag-Along Sale" shall mean any merger of, consolidation of, or sale of Units (or any class of Units) of the
Company, through any transaction or group of related transactions, in which none of the Sponsor Members approving the applicable transaction retain any Units.

     Section 11.02. Notice. Written notice of the Drag-Along Sale (the
"Drag-Along Sale Notice") shall be provided by the Company to all holders of
Units. Such Drag-Along Sale Notice shall disclose in reasonable detail the number and class of Units to be subject to the Drag-Along Sale (the "Drag-Along
Securities"), the proposed price, the other proposed terms and conditions of the proposed Drag-Along Sale (including copies of the definitive agreements relating thereto) and the identity of the prospective purchaser.

     Section 11.03. Price. In the event that a Drag-Along Sale is proposed to be made in which the acquiror (the "Purchaser") is a holder of Units of the Company or an Affiliate of any such holder, then

          (i) if any Units have been purchased by the Purchaser within six months prior to the date of the Drag-Along Sale Notice, the aggregate price to be paid in respect of Units in connection with such Drag-Along Sale shall be equal to or greater than the highest price paid by such Purchaser or Affiliates for Units in the six months prior to the date of the
     Drag-Along Sale Notice, and

          (ii) the Company shall obtain a fairness opinion with regard to consideration to be received by holders of Units participating in the
     Drag-Along Sale from an independent investment banking firm, or other appraiser or valuation expert appointed by the Board.

     Section 11.04. Cooperation from the Holders of Units. With respect to any
Drag-Along Sale, each Member agrees that it shall use reasonable best efforts to effect the Drag-Along Sale as expeditiously as practicable, including delivering all documents necessary or reasonably requested in connection with such
Drag-Along Sale and entering into any instrument, undertaking or obligation necessary or reasonably requested in connection with such Drag-Along Sale (as specified in the Drag-Along Sale Notice). Subject to the terms and conditions of this Article XI and without limiting the generality of the foregoing, the
Company and each party to this Agreement shall take or cause to be taken all actions, and do, or cause to be done, on behalf and in respect of the Company any and all actions that may be reasonably requested consistent with this
Article XI in connection with any Drag-Along Sale. In addition, each holder of
Drag-Along Securities, in the case of a Drag-Along Sale, shall (i) pay its pro rata share (based on the aggregate proceeds) of the reasonable expenses (if any)
incurred by the Members in connection with such Drag-Along Sale (provided that such expenses may be borne or reimbursed by the Company or

                                                                              22

borne by the Transferee and deducted from the consideration being paid by the
Purchaser, in either case to the extent permitted by law) and (ii) join on a pro rata basis (based on the aggregate proceeds), severally and not jointly, in any indemnification or other obligations that are specified in the Drag-Along Sale
Notice (other than any such obligations which relate specifically to a particular holder such as indemnification with respect to representations and warranties given by a holder regarding such holder's title to and ownership of
Units; provided that no holder shall be obligated under this clause in connection with such Transfer to agree to indemnify or hold harmless the
Transferee or Transferees with respect to an amount in excess of the proceeds paid in respect of such holder's Units in connection with such Transfer).

     Section 11.05. Consideration. In the event of a Drag-Along Sale, each
Member shall be required to Transfer such Units held by such holder as provided in the Drag-Along Sale Notice. The form and value of the consideration offered in respect of any security in a Drag-Along Sale shall be the same for all Units subject to such Drag-Along Sale as set forth in the Drag-Along Sale Notice.

     Section 11.06. Other Units. Notwithstanding anything to the contrary herein, the Company shall have the option on a Drag-Along Sale to purchase, and each Member shall be required to sell any Class B Units, Class C Units and Class
D Units held by such member to the Company. In the event of any such sale, the purchase price for any Vested Units will be the fair market value based upon the price offered for Class A Units pursuant to the Drag-Along Sale and the purchase price for any Unvested Units will be the lower of fair market value or the amount paid for such Units. The Company may assign this repurchase right to a
Purchaser.

                                  ARTICLE XII

                                   DEFINITIONS

     Section 12.01. "Act" shall mean the Delaware Limited Liability Company Act,
Delaware Code, Title 6, Sections 18-101, et seq., as in effect from time to time.

     Section 12.02. "Adjusted Capital Account Deficit" means, with respect to each Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (a) Credit to such Capital Account any amount which such Member is obligated to restore or is deemed obligated to restore pursuant to Treasury
     Regulations Section 1.704-2(g)(1) and (without duplication) 1.704-2(i)(5);
     and

          (b) Debit to such Capital Account the items described in Treasury
     Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)
and shall be interpreted consistently therewith.

                                                                              23

     Section 12.03. "Affiliate" shall have the meaning ascribed thereto in Rule
12b-2 promulgated under the 1934 Act, as in effect on the date hereof.

     Section 12.04. "Apollo V" shall mean Apollo Investment Fund V, L.P.

     Section 12.05. "Apollo Investor Group" shall mean APV Nalco LLC, AP Nalco
LP, Apollo V, Apollo/Nalco Acquisition LLC and their respective Permitted
Transferees.

     Section 12.06. "Applicable Law" means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any governmental authority, applicable to such Person or its Subsidiaries or their respective assets.

     Section 12.07. "Assumed Tax Rate" means the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of Section 68(f) of the Code, and (ii) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

     Section 12.08. "BCP IV" shall mean Blackstone Capital Partners IV L.P.

     Section 12.09. "BCP Investor Group" shall mean BCP Nalco I LLC, BCP Nalco
II LLC, BCP IV, Blackstone Family Investment Partnership IV-A L.P., Blackstone
Capital Partners IV-A L.P. and their respective Permitted Transferees.

     Section 12.10. "C Corporation" means a corporation subject to taxation under Section 11 of the Code.

     Section 12.11. "Capital Account" means, for each Member, the Capital
Account established for each Member pursuant to Article VII as maintained for each Member as follows:

          (a) To each Member's Capital Account there shall be credited (i) such
     Member's Capital Contributions, if any, when and as received and (ii) the
     Net Profit and other items of Company income and gain allocated to such
     Member pursuant to Section 7.02 or Section 7.03;

          (b) To each Member's Capital Account there shall be debited (i) the aggregate amount of cash distributed to such Member, (ii) the Net Loss and other items of Company loss and deduction allocated to such Member pursuant to Section 7.02 or Section 7.03, and (c) the Gross Asset Value of any
     Company assets (other than cash) distributed to such Member in kind (net of any liabilities secured by such distributed property that the Member is considered to assume or "take subject to" under Section 752 of the Code;

          (c) Capital Accounts shall be otherwise adjusted in accordance with
     Treasury Regulations Section 1.704-1(b); and

                                                                              24

          (d) If Units are Transferred in accordance with the terms of this
     Agreement, the Transferee shall succeed to the Capital Account of the
     Transferor to the extent it relates to the transferred Units.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury
Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     Section 12.12. "Capital Contribution" means for each Member the total amount of cash and the Gross Asset Value of property contributed to the Company by such Member pursuant to Section 2.01 or otherwise, net of any liabilities associated with such contributed property that the Company is considered to assume or "take subject to" under Section 752 of the Code, which Capital
Contribution shall be reflected on Schedule A hereto as amended from time to time in accordance with the terms of this Agreement.

     Section 12.13. "Class A Invested Capital" means, at any time, the aggregate amount of Capital Contributions made in respect of all Class A Units.

     Section 12.14. "Class A Preferential Return Value" means, as of any time the aggregate dollar amount that would be necessary to be distributed to the holders of Class A Units so that the value of all distributions made by the
Company with respect to the Class A Units as of such time, equals the accreted value of the Class A Invested Capital (determined as of such time by using a rate of return of 30%, compounded annually from October 28, 2003).

     Section 12.15. "Class A Unit" means an interest in the Company designated as a Class A Unit.

     Section 12.16. "Class B Unit" means an interest in the Company designated as a Class B Unit.

     Section 12.17. "Class C Unit" means an interest in the Company designated as a Class C Unit.

     Section 12.18. "Class D Unit" means an interest in the Company designated as a Class D Unit.

     Section 12.19. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     Section 12.20. "Company Minimum Gain" has the same meaning as "partnership minimum gain" in Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d). A
Member's share of Company Minimum Gain shall be computed in accordance with the provisions of Treasury Regulations Section 1.704-2(g).

     Section 12.21. "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset
Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be

                                                                              25

an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Gross Asset Value of the asset is positive, Depreciation shall be determined with reference to such beginning
Gross Asset Value using any permitted method selected by the Board.

     Section 12.22. "Fair Market Value" means, as of any date, the fair market value on such date as determined by the Board.

     Section 12.23. "Family Group," with respect to any natural person, means such natural person's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such natural person and/or such natural person's spouse and/or descendants.

     Section 12.24. "Fiscal Year" means (i) the taxable year of the Company, which shall be the calendar year unless otherwise required (or, in the Board's reasonable discretion, permitted) by Section 706(b) of the Code, and (ii) for purposes of Article VII, the portion of any Fiscal Year for which the Company is required to (or does) allocate gross income, Net Profit, Net Loss, or other items pursuant to Article VII.

     Section 12.25. "Gross Asset Value" means, with respect to any Company asset, the adjusted basis of such asset for Federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such
     Company asset as of the date of such contribution;

          (b) The Gross Asset Value of each Company asset shall be adjusted to equal its respective gross Fair Market Value, as of the following times:
     (i) the acquisition of an additional Unit in the Company by any new or existing Member in exchange for more than a de minimis Capital
     Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets (other than cash) as consideration for all or part of its Units unless the Board reasonably determines that such adjustment is not necessary to reflect the relative economic interests of the Members in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

          (c) The Gross Asset Value of a Company asset distributed to any Member shall be the Fair Market Value of such Company asset as of the date of distribution thereof;

          (d) The Gross Asset Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Company asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury
     Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in conjunction with a

                                                                              26

     transaction that would otherwise result in an adjustment pursuant to this subparagraph (d);

          (e) The Board may cause the Gross Asset Value of the Company assets to be adjusted to the extent permitted by Treasury Regulations Section
     1.704-1(b)(2)(iv)(q) to reflect their Fair Market Value at such time; and

          (f) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subparagraphs (a), (b), (d) or (e) above, such Gross
     Asset Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Company asset for purposes of computing
     Net Profits and Net Losses.

     Section 12.26. "GSCP" shall mean GS Capital Partners 2000, L.P.

     Section 12.27. "GS Investor Group" shall mean GS Nalco LLC, GSCP, GS
Capital Partners 2000 Offshore L.P., GS Capital Partners 2000 GmbH & Co.
Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Goldman Sachs
Direct Investment Fund 2000, L.P. and their respective Permitted Transferees.

     Section 12.28. "Initial Equity Stake" shall mean, with respect to a Sponsor
Member, the Units owned by such Sponsor Member as of the Effective Date together with any Units which shall have been issued directly or indirectly with respect to or in exchange or substitution for or conversion of such Units by way of dividend or distribution, recapitalization, merger, consolidation, exchange or other reorganization, including securities of any other entity or entities created through any Solvent Reorganization.

     Section 12.29. "Investor Group" shall mean any of the Apollo Investor
Group, the BCP Investor Group or the GS Investor Group.

     Section 12.30. "Investor Members" shall mean those Members identified as
Investor Members on Exhibit A.

     Section 12.31. "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Section 12.32. "Major Subsidiary" means any Subsidiary of the Company that
(1) contributed more than 35% of the consolidated revenues of the Company, (2)
contributed more than 35% of the consolidated income from operations, net of all non-cash items, of the Company or (3) held more than 35% of the consolidated assets of the Company for or at the end of the most recently completed Fiscal
Year, in each case as reflected on the audited consolidated financial statements of the Company and its Subsidiaries as of the end of or for such Fiscal Year and available at the time such determination is made.

     Section 12.33. "Management Members" shall mean those Members identified as
Management Members on Exhibit A.

     Section 12.34. "Management Members Agreement" shall mean those certain agreements between the Company and the Management Members dated as of the
Effective Date.

                                                                              27

     Section 12.35. "Member" means each Person that (a) is an initial signatory to this Agreement, including each Sponsor Member, each Investor Member and each
Management Member, or has been admitted to the Company as a Member of the
Company in accordance with the provisions of this Agreement, and (b) has not ceased to be a Member of the Company in accordance with the provisions of this
Agreement or for any other reason. No Person that is not a Member shall be deemed a "member" under the Act.

      Section 12.36. "Member Minimum Gain" means an amount, with respect to each
Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

     Section 12.37. "Member Nonrecourse Debt" has the same meaning as the term
"partner nonrecourse debt" in Treasury Regulations Section 1.704-2(b)(4).

     Section 12.38. "Member Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" in Treasury Regulations Section
1.704-2(i)(1) and 1.704-2(i)(2).

     Section 12.39. "Membership Interests" shall mean (i) a Member's entire equity interests in the Company, including such Member's economic interest, the right to vote on or participate in the Company's management, and the right to receive information concerning the business and affairs of the Company, in each case, to the extent expressly provided in this Agreement or required by the Act and (ii) any equity interest in any other entity or entities created through any
Solvent Reorganization.

     Section 12.40. "Net Profit and Net Loss" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (including for this purpose, all items of income, gain, loss or deduction required to be separately stated
pursuant to Code Section 703(a)(1)), with the following adjustments:

          (a) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be added to such taxable income or loss;

          (b) Any expenditures of the Company described in Section 705(a)(2)(B)
     of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) (other than expenses in respect of which an election is properly made under Section 709 of the Code), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

          (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b), (c) or (e) of the definition of
     Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of an

                                                                              28

     asset) or loss (if the adjustment decreases the Gross Asset Value of an asset) from the disposition of such Company asset for purposes of computing
     Net Profit or Net Loss;

          (d) Gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the
     Company asset disposed of, notwithstanding that the adjusted tax basis of such Company asset may differ from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

          (f) To the extent an adjustment to the adjusted tax basis of any
     Company asset pursuant to Code Section 734(b) is required, pursuant to
     Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Profit or Net Loss; and

          (g) Any items of income, gain, loss or deduction specially allocated under Section 7.03 shall be excluded.

     Section 12.41. "Nonrecourse Deductions" shall have the meaning set forth in
Treasury Regulations Section 1.704-2(b)(1).

     Section 12.42. "Nonrecourse Liability" shall have the meaning set forth in
Treasury Regulations Section 1.752-1(a)(2).

     Section 12.43. "Officer" means each Person who has been designated as, and who has not ceased to be, an officer of the Company pursuant to Section 3.13 hereof, subject to the resolution of the Board appointing such Person as an officer of the Company.

     Section 12.44. "Other Invested Capital" means, at any time, the aggregate amount of Capital Contributions made in respect of all Units of a particular class, other than Class A Units.

     Section 12.45. "Partially Adjusted Capital Account" means with respect to any Member for any Fiscal Year, the Capital Account of such Member at the beginning of such Fiscal Year, adjusted for any Capital Contributions and distributions during such Fiscal Year and all special allocations pursuant to
Section 7.03 with respect to such Fiscal Year but before giving effect to any allocations with respect to such Fiscal Year pursuant to Section 7.02.

     Section 12.46. "Permitted Transferee" shall mean (a) in the case of a
Sponsor Member, any other Person who is a member of the transferee's Investor
Group as of the

                                                                              29

Effective Date, (b) in the case of a natural person, any individual who received a Member's Unit pursuant to applicable laws of descent and distribution or any member of such Member's Family Group, (c) in the case of an entity, its
Affiliated entities.

     Section 12.47. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     Section 12.48. "Qualified IPO" means a public offering and sale of equity securities of the Company (or any other entity or entities created through any
Solvent Reorganization or designated by the Board), as the case may be, in any transaction or series of related transactions, pursuant to an effective registration statement (other than on Form S-4, S-8 or their equivalents) filed under the United States Securities Act of 1933 which yields net proceeds to the
Company (or any other entity or entities created through any Solvent
Reorganization or designated by the Board) in excess of $150 million or which results in least 15% of the total outstanding Units (or other securities) being sold to the public in a primary offering.

     Section 12.49. "Registration Rights Agreement" means that certain
Registration Rights Agreement, dated as of the Effective Date, by and among the
Company and the Members, as it may be amended, supplemented or restated from time to time.

     Section 12.50. "Solvent Reorganization" means any solvent reorganization of the Company, including by merger, consolidation, recapitalization, Transfer or sale of shares or assets, or contribution of assets and/or liabilities, or any liquidation, exchange of securities, conversion of entity, migration of entity, formation of new entity, or any other transaction or group of related transactions (in each case other than to or with an unaffiliated third party), in which:

          (i) all holders of the same class of equity securities of the Company are offered the same consideration in respect of such equity securities,

          (ii) the Members' pro rata indirect economic interests in the Company, relative to each other and all other holders of Interests, are preserved
     and

          (iii) the rights of the Members under this Agreement and the
     Registration Rights Agreement are preserved in all material respects.

     Section 12.51. "Sponsor Members" shall mean those Members who are members of the BCP Investor Group, the Apollo Investor Group or the GS Investor Group.

     Section 12.52. "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other

                                                                              30

business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

     Section 12.53. "Target Capital Account" means, with respect to any Member as of any date, the amount (which may be either a positive or a negative balance) equal to (a) the hypothetical distribution such Member would receive in respect of such Member's Vested and Unvested Units if the Company distributed
(pursuant to Section 6.02 (as if such hypothetical distribution were the first distribution of the Company) an amount equal to (i) the proceeds the Company would receive upon a sale of all assets of the Company as of such date for cash equal to the Gross Asset Value (taking into account any adjustment to Gross
Asset Value for such Fiscal Year) of such assets, plus (ii) the amount of all cash and the Fair Market Value of any other assets that have been distributed by the Company prior to such date, minus (iii) the amount necessary to satisfy all
Company liabilities in accordance with their terms (limited, in the case of
Nonrecourse Liabilities of the Company, to the Gross Asset Value of the assets securing such liability), minus (b) the sum of (i) the amount of cash and the
Fair Market Value of any other assets distributed to such Member prior to such date and (ii) such Member's share of Company Minimum Gain and Member Minimum
Gain, as determined pursuant to Treasury Regulations Sections 1.704-2(g) and
1.704-2(i) immediately prior to such sale.

     Section 12.54. "Treasury Regulations" means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

     Section 12.55. "Unit" means a type of Membership Interest. Units may be issued in different classes and in whole and fractional numbers. Except to the extent otherwise provided herein, each Unit of a class represents the same fractional interest in gross income, Net Profit, Net Loss and distributions as each other Unit in such class.

     Section 12.56. "Unvested Units" shall mean, subject to Section 2.05 of the
Management Member's Agreement applicable to holders of Class B Units, Class C
Units and Class D Units, as of any date, the number of Class B, Class C or Class
D Units (determined separately for each class) equal to the product of (i) the total number of Units of such class and (ii) the percentage equal to 100% less the relevant Applicable Percentage (as defined in such Management Member's
Agreement).

     Section 12.57. "Vested Units" shall mean, (a) all Class A Units, and (b)
subject to Section 2.05 of the Management Member's Agreement applicable to holders of Class B Units, Class C Units and Class D Units, as of any date, the number of Class B, Class C or Class Units (determined separately for each class)
equal to the product of (i) the total number of Units and (ii) the relevant
Applicable Percentage (as defined in such Management Member's Agreement).

                                                                              31

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.01. Assignment and Binding Effect. Neither the Company nor any
Member shall assign all or any part of this Agreement without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties pursuant to this paragraph.

     Section 13.02. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be personally served in writing, shall be deemed to have been given on the date of service, and shall be addressed as follows:

                    TO THE COMPANY:    Nalco LLC
                                       1601 West Diehl Road
                                       Naperville, Illinois 60563

                                       Attention: General Counsel
                                       Fax: (630) 305-2937

                                       Attention: Chinh Chu
                                       Fax: (212) 583-5722

                                       Attention: Joshua J. Harris
                                       Fax: (212) 515-3288

                                       Attention: Sanjeev Mehra
                                       Fax: (212) 357-5505

                  With a copy to:      Simpson Thacher & Bartlett LLP
                                       425 Lexington Avenue
                                       New York, NY  10017
                                       Attention: Wilson S. Neely
                                       Fax: (212) 455-2502

                   And a copy to:      Wachtell, Lipton, Rosen & Katz
                                       51 West 52nd Street
                                       New York, NY 10019
                                       Attention: Daniel A. Neff
                                       Fax: (212) 403-2000

             TO ANY MEMBER OF THE      Blackstone Capital Partners IV, L.P.
              BCP INVESTOR GROUP:      345 Park Avenue
                                       New York, NY 10154
                                       Attention: Chinh Chu
                                       Fax:  (212) 583-5722

                                                                              32

                  With a copy to:      Simpson Thacher & Bartlett LLP
                                       425 Lexington Avenue
                                       New York, NY  10017
                                       Attention: Wilson S. Neely
                                       Fax: (212) 455-2502

             TO ANY MEMBER OF THE      Apollo Investment Fund V, L.P.
           APOLLO INVESTOR GROUP:      1301 Avenue of the Americas
                                       New York, New York 10019
                                       Attention: Joshua J. Harris
                                       Fax: (212) 515-3288

                  With a copy to:      Wachtell, Lipton, Rosen & Katz
                                       51 West 52nd Street
                                       New York, NY 10019
                                       Attention: Daniel A. Neff
                                       Fax: (212) 403-2000

             TO ANY MEMBER OF THE      GS Capital Partners 2000, L.P.
               GS INVESTOR GROUP:      85 Broad Street
                                       New York, New York 10004
                                       Attention: Sanjeev Mehra
                                       Fax: (212) 357-5505

                  With a copy to:      Wachtell, Lipton, Rosen & Katz
                                       51 West 52nd Street
                                       New York, NY 10019
                                       Attention: Daniel A. Neff
                                       Fax: (212) 403-2000

              TO ANY OTHER MEMBER      At the address set forth on the attached
                                       signature page.

     Section 13.03. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF
THE LAWS OF ANOTHER JURISDICTION.

     Section 13.04. Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the

                                                                              33

courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 13.05. Entire Agreement. This Agreement, the Management Members
Agreement and the Registration Rights Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this Agreement and the
Registration Rights Agreement. In the event of any conflict between a provision of this Agreement and a provision of the Management Members Agreement, the relevant provision of this Agreement shall be deemed to control and shall supersede the conflicting provision of the Management Members Agreement.

     Section 13.06. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

     Section 13.07. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

     Section 13.08. Interpretation. Words used in the singular form in this
Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or
"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 13.09. Amendment and Modification. From and after the Effective
Date, until the First Investor Sell Down Date, this Agreement may only be modified or amended by the agreement of at least two of the Investor Groups.
From and after the First Investor Sell Down Date until the Second Investor Sell
Down Date, this Agreement may only be modified or amended by the agreement of the Investor Groups which are each still entitled to designate two
Representatives pursuant to Section 3.07(a). From and after the Second Investor
Sell Down Date, this Agreement may be modified or amended by Members holding a majority of all outstanding Units. Notwithstanding anything to the contrary in this Section 13.09, any modification or amendment of this Agreement that adversely affects any Investor Group disproportionately relative to the other
Investor Groups, or from and after the Second Investor Sell Down Date, which adversely affects any Investor Group, shall require the agreement of the affected Investor Group.

     Section 13.10. Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in any document delivered pursuant hereto, and (iii)
waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party

                                                                              34

granting such waiver but such waiver or failure to insist upon strict compliance with such representation or warranty, obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

     Section 13.11. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement.

     Section 13.12. Sections, Exhibits. References to a section are, unless otherwise specified, to one of the sections of this Agreement and references to an "Exhibit" or "Schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

     Section 13.13. Specific Enforcement. The Members and the Company
acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

     Section 13.14. Successors. Permitted Transferees are entitled to all of the rights and subject to all of the obligations of the transferor hereunder from whom they received their Units regardless of whether the Agreement elsewhere so expressly provides.

                                                                              35

                                   Schedule A

--------------------------------- -------------------- -------------------------
            Name                  Capital Contribution Class A Units Outstanding
--------------------------------- -------------------- -------------------------
Blackstone Capital Partners         195,616,401.92         19,561,640,192
IV L.P.
--------------------------------- -------------------- -------------------------
Blackstone Capital Partners           3,109,762.66            310,976,266
IV-A L.P.
--------------------------------- -------------------- -------------------------
Blackstone Family Investment          4,055,635.61            405,563,561
Partnership IV-A L.P.
--------------------------------- -------------------- -------------------------
Apollo Investment Fund V, L.P.       127,889,568.46         12,788,956,846
--------------------------------- -------------------- -------------------------
AP Nalco LP                          36,701,195.91           3,670,119,591
--------------------------------- -------------------- -------------------------
Apollo/Nalco Acquisition LLC         38,191,035.81           3,819,103,581
--------------------------------- -------------------- -------------------------
Goldman Sachs Direct Investment       5,438,013.38            543,801,338
Fund 2000, L.P.
--------------------------------- -------------------- -------------------------
GS Capital Partners 2000, L.P.       77,737,874.60           7,773,787,460
--------------------------------- -------------------- -------------------------
GS Capital Partners 2000             28,246,949.85           2,824,694,985
Offshore, L.P.
--------------------------------- -------------------- -------------------------
GS Capital Partners 2000 Gmbh &       3,249,267.30            324,926,730
Co. Beteiligungs Kg
--------------------------------- -------------------- -------------------------
GS Capital Partners 2000 Employee    24,699,585.50           2,469,958,550
Fund, L.P.
--------------------------------- -------------------- -------------------------
NH Acquisition LLC                     40,797.00               4,079,700
--------------------------------- -------------------- -------------------------
William H. Joyce                     11,200,000.00           1,120,000,000
--------------------------------- -------------------- -------------------------
TOTAL OUTSTANDING CLASS A UNITS                             55,617,608,800
--------------------------------- -------------------- -------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                       BLACKSTONE CAPITAL PARTNERS IV L.P.

                                       By: Blackstone Management Associates IV
                                           L.L.C., its General Partner

                                       By: /s/ Chinh Chu
                                           -------------------------------------
                                           Name: Chinh Chu
                                           Title: Member

                                       BLACKSTONE CAPITAL PARTNERS IV-A L.P.

                                       By: Blackstone Management Associates IV
                                           L.L.C., its General Partner

                                       By: /s/ Chinh Chu
                                           -------------------------------------
                                           Name: Chinh Chu
                                           Title: Member

                                       BLACKSTONE FAMILY INVESTMENT PARTNERSHIP
                                       IV-A L.P.

                                       By: Blackstone Management Associates IV
                                           L.L.C., its General Partner

                                       By: /s/ Chinh Chu
                                           -------------------------------------
                                           Name: Chinh Chu
                                           Title: Member

                        [Signature Page to LLC Agreement]

                                       APOLLO INVESTMENT FUND V, L.P.

                                       By: Apollo Advisors V, L.P. Its general
                                           partner

                                       By: Apollo Capital Management V, Inc. Its
                                           general partner

                                       By: /s/ Josh Harris
                                           -------------------------------------
                                           Name: Josh Harris
                                           Title: Senior Partner

                                       APOLLO/NALCO ACQUISITION LLC

                                       By: Apollo Management V, L.P., its
                                           Manager

                                       By: AIF V Management, Inc., its General
                                           Partner

                                       By: /s/ Josh Harris
                                           -------------------------------------
                                           Name: Josh Harris
                                           Title: Senior Partner

                                       AP  NALCO LP

                                       By: Apollo Advisors V, L.P., its General
                                           Partner

                                       By: Apollo Capital Management V, Inc.,
                                           its General Partner

                                       By: /s/ Josh Harris
                                           -------------------------------------
                                           Name: Josh Harris
                                           Title: Senior Partner

                        [Signature Page to LLC Agreement]

                                       GOLDMAN SACHS DIRECT INVESTMENT
                                       FUND 2000, L.P.

                                          By: GS Employee Funds 2000 GP, L.L.C.,
                                              its General Partner

                                              By: /s/ John E. Bowman
                                                  ------------------------------
                                                  Name: John E. Bowman
                                                  Title: Vice President

                                       GS CAPITAL PARTNERS 2000, L.P.

                                          By: GS Advisors 2000, L.L.C.,
                                              its General Partner

                                              By: /s/ John E. Bowman
                                                  ------------------------------
                                                  Name: John E. Bowman
                                                  Title: Vice President

                                       GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

                                          By: GS Advisors 2000, L.L.C.,
                                              its General Partner

                                              By: /s/ John E. Bowman
                                                  ------------------------------
                                                  Name: John E. Bowman
                                                  Title: Vice President

                                       GS CAPITAL PARTNERS 2000 GMBH & CO.
                                       BETEILIGUNGS KG

                                          By: Goldman Sachs Management GP GmbH,
                                              its General Partner

                                              By: /s/ John E. Bowman
                                                  ------------------------------
                                                  Name: John E. Bowman
                                                  Title: Vice President

                        [Signature Page to LLC Agreement]

                                       GS CAPITAL PARTNERS 2000 EMPLOYEE
                                       FUND, L.P.

                                          By: GS Employee Funds 2000 GP, L.L.C.,
                                              its General Partner

                                              By: /s/ John E. Bowman
                                                  ------------------------------
                                                  Name: John E. Bowman
                                                  Title: Vice President

                                       NH ACQUISITION LLC

                                          By: GS Advisors 2000, L.L.C.,
                                              its Manager

                                              By: /s/ John E. Bowman
                                                  ------------------------------
                                                  Name: John E. Bowman
                                                  Title: Vice President

                        [Signature Page to LLC Agreement]

                                       WILLIAM H. JOYCE

                                       /S/ William H. Joyce
                                       -----------------------------------------

                                       Address for Notices:

                                       12 Shepard Hill Road
                                       Newtown, Connecticut 06470

                        [Signature Page to LLC Agreement]